UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2011

Park Sterling Corporation
(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 10, 2011, in accordance with the Articles of Incorporation and Bylaws of Park Sterling Corporation (the “Registrant”), the Board of Directors of the Registrant (the “Board”) increased the size of the Board from six to seven directors and appointed Jean E. Davis to serve as a director until the Registrant’s 2011 Annual Meeting of Shareholders, or until her successor is duly elected, designated or appointed and qualified. Ms. Davis is expected to be appointed to serve on the Audit Committee and Loan and Risk Committee of the Board.
Ms. Davis will receive compensation as a non-employee director consistent with the Registrant’s standard non-employee director compensation practices, prorated for 2011 as applicable, and is also eligible to participate in the Park Sterling Corporation 2010 Long Term Incentive Plan, pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Nominating and Governance Committee and approved by the Board.
A copy of the Registrant’s press release, dated March 10, 2011, announcing the appointment of Ms. Davis to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release of the Registrant, dated March 10, 2011

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 16, 2011

PARK STERLING CORPORATION
By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release of the Registrant, dated March 10, 2011